Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form F-3 (333-277351) of our reports dated August 14, 2025, relating to the consolidated financial statements of Akso Health Group, included in this Form 20-F for the year ended March 31, 2026.

/s/ OneStop Assurance PAC

Singapore

July 23, 2026